EQR - JMB


                 AGREEMENT FOR PURCHASE AND SALE
                               OF
                REAL ESTATE AND RELATED PROPERTY

     THIS AGREEMENT FOR PURCHASE AND SALE (this "Agreement") is made and entered into as of the 7th day of February, 1994, by and between VILLA SOLANA ASSOCIATES ("Seller"), an Illinois general partnership having office c/o JMB Realty Corporation, 19th Floor, 900 North Michigan Avenue, Chicago, Illinois 60611, and EQR-VILLA SOLANA VISTAS, INC. ("Purchaser"), an Illinois corporation having offices at Suite 600, Two North Riverside Plaza, Chicago, Illinois 60606.
                            RECITALS
     A. Seller is the owner of fee simple title to the Land, Improvements and other Property (as each such term is hereinafter defined).
     B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.
     THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
     1. PURCHASE AND SALE OF PROPERTY. Subject to the terms and conditions of this Agreement, Seller shall sell and convey and Purchaser shall purchase the following described property (all of which is hereinafter collectively referred to as the "Property"):
          A. that certain tract of real estate which is legally described in Exhibit A attached to this Agreement, together with all and singular easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto (collectively, the "Land"); and
          B. all right, title and interest of Seller (whether now or hereafter existing) in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Land or any of it, and all right, title and interest of Seller (whether now or hereafter existing) in and to any award made or to be made as a result or in lieu of condemnation, and in and to any award for damage to the Land or any part thereof by reason of casualty (all of which shall be included within the term "Land"); and
          C. that certain 272-unit apartment complex located on the Land and commonly known as Villa Solana Apartments, located at 26033 Moulton Parkway in Laguna Hills, California, and all right, title and interest of Seller in and to any and all of the other buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, swimming pools and other recreational facilities, security devices, signs and light fixtures (collectively, but exclusive of the Land, the "Improvements") (the Land and the Improvements being collectively referred to as the "Premises"); and
          D. all right, title and interest of Seller in and to any and all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, stationery and other office supplies and other tangible personal property of every kind and description situated in, on, over and under the Premises or used in connection therewith, together with all replacements and substitutions therefor (together with the intangible personal property hereinafter identified, collectively, the "Personal Property"), a substantially complete and accurate itemization of which will be submitted to Purchaser pursuant to Section 8(B) below and attached to this Agreement as Exhibit B; and
          E. all of Seller's right, title and interest in and to all existing surveys, blue prints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) and other similar documentation for or with respect to the Property or any part thereof, all marketing artwork, construction drawings, soil tests, environmental reports, appraisals and police reports, all tenant lists and data, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, booklets, manuals and promotional and advertising materials concerning the Property or any part thereof, and such other books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the Property or any part thereof (but excluding other books, records and documents not located at the Improvements which are prepared or maintained only for the internal use of Seller in connection with its ownership [as opposed to operation] of the Property); and
          F. all right, title and interest of Seller in and to the Leases and Service Contracts (as each such term is hereinafter defined) and the other intangible personal property used in connection with or arising from the business now or hereafter conducted on or from the Property or any part thereof, including, without limitation, claims, choses in action, lease and other contract rights, names, and, if available, telephone exchange numbers, to the extent applicable to the period from and after Closing unless otherwise provided for in this Agreement. A summary of all current leases affecting the Premises or any part thereof (the "Leases", with such summary being referred to in this Agreement as the "Rent Roll"), including each tenant's name, a description of the space leased, the amount of rent due, the amount of any security deposit paid, the term of each Lease, will be prepared by Seller, submitted to Purchaser pursuant to
     Section 8(D) below and attached to this Agreement as Exhibit
     C. A list of all service and maintenance agreements, equipment leases and any other agreements, contracts, licenses and permits affecting or pertaining in any way to the Property or any part thereof which will be in effect as of Closing (the "Service Contracts") will be prepared by Seller, submitted to Purchaser pursuant to Section 8(A) below and attached to this Agreement as Exhibit D.
The Property shall not, however, include any property owned by tenants under the Leases which, as to fixtures (as opposed to unattached personalty) is specifically identified in the Leases.
In addition, the liability of Seller with respect to the accuracy of Exhibits C and D shall be only as otherwise set forth in this Agreement or in the documents executed and delivered in connection herewith.
     2. PURCHASE PRICE. The total consideration to be paid by Purchaser to Seller for the Property is Sixteen Million Two Hundred Sixty-Eight Thousand Dollars ($16,268,000.00) (the "Purchase Price"), which shall be paid as follows:
          A.   Earnest Money.
               (i) Upon the execution of this Agreement by Seller and Purchaser, Purchaser shall deliver to Ticor Title Insurance Company - Chicago office ("Escrowee") a check payable to Escrowee in the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Initial Earnest Money"). If Purchaser does not terminate this Agreement as provided for in
     Section 9(A)(i) below, then, within two (2) business days after the expiration of the Inspection Period, Purchaser shall deposit with the Escrowee additional earnest money (the "Additional Earnest Money") of Three Hundred Fifty Thousand Dollars ($350,000.00). The Initial Earnest Money and, if deposited with the Escrowee, the Additional Earnest Money, together with any interest earned thereon, is referred to in this Agreement as the "Earnest Money".
              (ii) As Seller and Purchaser jointly direct, the Escrowee shall invest the Earnest Money in an interest-bearing savings account or short term U.S. Treasury Bills or similar cash equivalent securities. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.
             (iii) If the transaction contemplated by this Agreement closes in accordance with the terms and conditions of this Agreement, at Closing (as such term is hereinafter defined), the Earnest Money shall be delivered by the Escrowee to Seller as payment toward the Purchase Price. If the transaction fails to close due to a default on the part of Seller or if a contingency set forth in this Agreement for the benefit of Purchaser is not satisfied or removed, the Earnest Money shall be delivered by the Escrowee to Purchaser as the sole remedy of Purchaser, except as provided for in Section 11(A) below. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by the Escrowee to Seller as Seller's sole and exclusive remedy, as more particularly provided for in Section 11(B) below.
          B. Cash at Closing. At Closing, in addition to the Earnest Money, Purchaser shall pay to Seller the sum of Fifteen Million Seven Hundred Sixty-Eight Thousand Dollars ($15,768,000.00), minus any interest included with the Earnest Money, such sum to be paid by current federal funds wire transferred to an account designated by Seller in writing by notice received by Purchaser not less than three (3) business days prior to the Closing Date (as such term is hereinafter defined), subject, however, to such adjustments as are required by this Agreement (such amount, as adjusted, being referred to as the "Cash Balance").
     3.   OPERATION OF PROPERTY THROUGH CLOSING.  Through the
Closing Date:
          A. Except as otherwise provided in this Section 3, Seller shall manage and operate the Property in accordance with sound and prudent business practices as heretofore exercised and maintained, but Seller shall not be required to make extraordinary capital expenditures. Seller will not make any material change in its normal and customary billing practices, but shall not apply any security deposits against rent delinquencies of one month or less or other Lease defaults without notice to and the consent of Purchaser. As of Closing, all unoccupied rental units in the Property that were vacated more than seven (7) days prior to Closing shall be in rent-ready condition.
          B. Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, nor, except as required by law, shall Seller initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property or any adjoining property.
          C. Without the prior written consent of Purchaser, Seller shall not terminate, modify, extend, amend or renew any Lease or Service Contract or enter into any new Lease or Service Contract without the prior written consent of Purchaser (which consent shall not be unreasonably withheld during the Inspection Period provided for in Section 9(A)(i) below, and which consent shall be deemed to have been given if Purchaser does not respond to a request therefore within five (5) business days after receipt of the request from Seller), except that (i) the consent of Purchaser shall not be necessary for a new Service Contract which will not be in effect as of Closing or which is entered into in the ordinary course of business at market rates and terms and is cancellable upon not more than thirty (30) days notice without premium or penalty, (ii) Purchaser's consent shall not be necessary for new Leases or Lease renewals providing for a market rent, concessions consistent with Seller's prior practices, and for not more than twelve (12) months, and (iii) as of Closing, Seller shall terminate any management contracts affecting the Property. Any new Lease or Service Contract entered into with Purchaser's consent shall be subject to the covenants set forth in this Agreement with respect to Leases and Service Contracts and included in the updated representations and warranties to be given by Seller at Closing pursuant to Section 7(B) below.
          D. Seller shall maintain in full force and effect its existing insurance coverages as disclosed to Purchaser pursuant to
Section 8(C) below, or coverages substantially equivalent thereto.
          E. Seller shall in good faith endeavor promptly to give written notice to the Purchaser of the occurrence of any event which materially affects the truth or accuracy of any representations or warranties made or to be made by Seller under or pursuant to this Agreement.
          F. Upon reasonable prior notice and at reasonable times, Purchaser shall have access to the Property to inspect same to assure that Seller is complying with the requirements of this
Section 3 or for such other purposes as Purchaser in good faith requests. Seller shall have the right to have a representative present during such inspections, and such inspections shall be subject to the provisions of the last two sentences of Section 9(A)(i) below.
     4.   STATUS OF TITLE TO PROPERTY
          A. State of Title. It shall be a condition precedent to the obligation of Purchaser to consummate the Closing that, at Closing, the entire fee simple estate in and to the Premises be conveyed by Seller to Purchaser or Purchaser's designee by the deed required by Section 5(B)(i)(a) below, and that the title transferred to Purchaser for all of the other Property be, in each case, subject only to: (i) those covenants, conditions and restrictions of record which are reviewed and approved by Purchaser pursuant to Section 4(C) below, and (ii) the lien of general real estate taxes and assessments for the then current tax fiscal year and subsequent years which are not yet due or payable and assessments which are payable in installments to the extent not then delinquent (the above enumerated exceptions collectively referred to as the "Permitted Exceptions"). Seller shall pay and cause to be released at Closing any mortgage financing affecting all or any part of the Property.
     B. Preliminary Evidence of Title. Purchaser shall be furnished with the following documents to evidence the condition of Seller's title to the Property:

          (i) Seller shall, within ten (10) days after the date of this Agreement, obtain and deliver to Purchaser a preliminary title report for the Premises (the "Title Commitment") issued by Ticor Title Insurance Company (the "Title Insurer") as of a date not earlier than the date of this Agreement, together with copies of all documents or instruments referred to therein.
         (ii) Seller has ordered and upon receipt shall furnish to Purchaser written results of searches (the "UCC Searches"), together with legible copies of all documents disclosed thereby, conducted by Parasec, Inc. of the records of the Orange County Recorder and Secretary of State of the State of the State of California for Uniform Commercial Code Financing Statements, tax liens and the like in the name of Seller and any other name or location reasonably requested by Purchaser.
        (iii) Seller has ordered and upon receipt shall furnish to Purchaser a current plat of survey (the "Survey") of the Premises dated after the date of this Agreement, certified to Purchaser and the Title Insurer (and such other persons or entities as Purchaser may designate) by Church Engineering, Inc. prepared in accordance with the Minimum Standard Detail Requirements for Property Title Surveys (as jointly established and adopted in 1992 by the American Title Association and American Congress on Surveying and Mapping) for an Urban ALTA/ACSM Land Title Survey (as defined therein) with Optional Survey Responsibilities and Specifications (Table A) Items 1 through 4, 6 (record only), 7(a), and 8 through 11. The Survey shall contain the surveyor's certification that the Premises is not located in any area designated by any governmental agency or authority as being a flood-prone or flood-risk area, whether pursuant to the Flood Disaster Act of 1973, as amended, or otherwise, and that the requirements of the National Flood Insurance Program are not applicable to the Premises.
     C.   Title Defects.     Purchaser shall have through and
including the end of the Inspection Period provided for in Section 9(A)(i) below to review the Title Commitment, UCC Searches and Survey to determine if any discloses either exceptions to title which are not acceptable to Purchaser or any other matter which does not conform to the requirements of this Agreement (any such exception or matter being an "unpermitted exception"). Purchaser shall notify Seller of any unpermitted exceptions prior to the expiration of the Inspection Period, and Seller shall have until Closing to have each such unpermitted exception (and any unpermitted exception arising after the Inspection Period, or disclosed by any updated version of the Title Commitment, UCC Searches or Survey of which Purchaser notifies Seller prior to Closing) removed or corrected to the satisfaction of Purchaser (but Seller shall in any event have the right to obtain title insurance over mechanic's liens), but Seller shall not be obligated to do so unless the unpermitted exception is a mechanic's, tax or judgment lien or deed of trust encumbrance created or caused by Seller. If within the time specified, Seller fails to have each such unpermitted exception removed or corrected as aforesaid, Purchaser may, at its option, either (i) terminate this Agreement and immediately receive from the Escrowee the Earnest Money, in which event this Agreement, without further action of the parties, shall become null and void and, except as provided for in Section 12(K) below, neither party shall have any further rights or obligations under this Agreement, or (ii) elect to accept title to the Property as it then is with the right, as to unpermitted exceptions which Seller was obligated to remove or correct, to deduct from the Purchase Price a sum equal to the amount required to discharge the lien(s) and encumbrance(s). If Purchaser fails to make either such election, Purchaser shall be deemed to have elected option (i). If prior to the expiration of the Inspection Period, Purchaser shall fail to deliver to Seller written notice of any such unpermitted exceptions, Purchaser shall be deemed to have approved of the matters disclosed by the Title Commitment, the UCC Searches and the Survey.
     5.   CLOSING
          A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. on the fifteenth (15th) day after the expiration of the Inspection Period provided for in Section 9(A)(i) below, at the Chicago office of Purchaser, or at such other time and place as Seller and Purchaser shall agree in writing; provided, however, that Purchaser, at its option, may, subject to Seller's reasonable consent, accelerate the Closing Date upon not less than fourteen (14) days prior written notice to Seller. The "Closing Date" shall be the date of Closing. If the date of Closing above provided for falls on a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day. To facilitate the Closing, Seller and Purchaser shall if necessary enter into a letter escrow agreement for the simultaneous deposit on the Closing Date of the deed provided for in Section 5(B)(i)(a) below and the Cash Balance.
          B.   Closing Documents.
               (i) Seller. At Closing, Seller shall deliver to Purchaser each of the following (in form and substance reasonably acceptable to Purchaser if not attached as an Exhibit to this Agreement):
                    (a)  a deed in the form attached to this
          Agreement as Exhibit E, subject only to matters of
          record;
                    (b)  a bill of sale in the form attached to
          this Agreement as Exhibit F;
                    (c) a letter advising tenants under the Leases of the change in management of the Premises and directing them to pay rent to Purchaser or as Purchaser may direct;
                    (d)  an ALTA statement in form reasonably
          acceptable to the Title Insurer and Seller to enable it to issue the Owner's Title Insurance Policy in the form and condition required by this Agreement;
                    (e)  an assignment of the Leases and those
          Service Contracts which, by written notice given by Purchaser to Seller prior to the expiration of the Inspection Period, Purchaser elects to take an assignment of in the form attached to this Agreement as Exhibit G, together with an updated Rent Roll certified by Seller as being true, accurate and complete as of Closing;
                    (f)  an assignment of general intangibles in
          the form of Exhibit H attached to this Agreement;
                    (g)  all of the original Leases and written
          Service Contracts, and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, specifications, drawings, and other documentation concerning all or any part of the Property, to the extent the foregoing are in the possession or control of Seller (all such documents either being delivered at Closing or appropriate arrangements made to leave such documents at the Property);
                    (h)  for Seller, a certified copy of the
          partnership agreements of Seller and its general partner, and as to the general partner of the general partner of Seller, a corporate resolution authorizing its performance under this Agreement, a certified copy of the articles of incorporation and by-laws, and a certificate of incumbency certifying the titles and signatures of the corporate officers authorized to perform hereunder on behalf of Seller, and such other evidence of Seller's power and authority as Purchaser reasonably requests;
                    (i) any bonds, warranties or guaranties which are in any way applicable to the Property or any part thereof, to the extent in the possession or control of Seller (all such documents either being delivered at Closing or appropriate arrangements made to leave such documents at the Property);
                    (j) to the extent in the possession or control of Seller, all keys for the Property, with identification of the lock to which each such key relates (all such keys either being delivered at Closing or appropriate arrangements made to leave such keys at the Property); and
                    (k) all other documents reasonably required by Purchaser in order to perfect the conveyance, transfer and assignment of the Property to Purchaser or Purchaser's designee (including without limitation, the currently effective certificate of occupancy for the Property); provided, however, such other documents do not materially increase the liability of, or costs to, Seller from that contemplated in this Agreement.
             (iii) Purchaser. Purchaser shall deliver or cause to be delivered to Seller at Closing the Cash Balance as required pursuant to Section 2(B) above. In addition, at Closing Purchaser shall execute and deliver: (xx) to the Title Insurer such certificates and agreements as may reasonably be required by the Title Insurer to enable it to issue the Owner's Title Policy (hereinafter defined) in the form and condition provided for in this Agreement; provided, however, the same do not materially increase the liability of, or costs to, Purchaser from that contemplated in this Agreement, and (yy) to Seller a corporate resolution authorizing Purchaser's performance under this Agreement, a certified copy of articles of incorporation and by-laws, and a certificate of incumbency certifying the titles and signatures of the corporate officers authorized to perform hereunder on behalf of Purchaser, and such other evidence of Purchaser's power and authority as Seller reasonably requests.
          C.   Closing Prorations and Adjustments.
               (i) A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Agreement and submitted to Purchaser for review and approval not less than five (5) days prior to the Closing Date. For purposes of prorations, Purchaser shall be deemed the owner of the Property on the Closing Date. In addition to prorations and other adjustments that may otherwise be provided for in this Agreement, the following items are to be prorated or adjusted, as the case may require, as of the Closing Date:
                    (a)  real estate and personal property taxes
     and assessments (initially prorated on the basis of 102% of the most recent ascertainable bill, if the bill for the current tax year has not yet been issued, but subject to reproration within thirty (30) days after issuance of the actual bill therefor to effectuate the actual proration);
                    (b)  any rent and other charges payable by
     tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants and Purchaser shall endeavor to collect same in the same manner used for its own rent receivables. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent for the applicable tenant is not thereby created. For amounts due Seller not collected within three (3) months after Closing, Seller shall have the right to sue to collect same (and Purchaser shall, at no cost, expense or liability to Purchaser, reasonably cooperate with Seller in connection with such collection efforts), but in no event may Seller seek to evict any tenant or terminate any Lease;
                    (c)  the full amount of unapplied (subject to
     Section 3(A) above) security deposits paid under the Leases, together with interest thereon if required by law or the applicable Lease;
                    (d) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax and minus a reasonable sludge factor, if appropriate), and any assignable deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the Closing Date);
                    (e)  amounts due and prepayments under the
     Service Contracts;
                    (f)  assignable license and permit fees (if
     any);
                    (g) premiums for insurance carried by Seller with respect to the Property which is assignable and which Purchaser takes and accepts an assignment of; and
                    (h)  other expenses of operation and similar
     items.
Except with respect to any general real estate and personal property taxes (which shall be reprorated as set forth above, if necessary), any proration which must be estimated at Closing shall be reprorated and finally adjusted as soon as practicable after the Closing Date; otherwise all prorations shall be final.
              (ii) Notwithstanding anything to the contrary contained in this Agreement, Seller shall be responsible for (and shall indemnify Purchaser in connection with) all amounts due through Closing for employees' salaries, vacation pay, withholding and payroll taxes, and other benefits, and any management fee affecting the Property. Seller shall indemnify and hold Purchaser harmless from any and all obligations and other matters relative to employees of Seller and its management agent at the Property applicable to the period through Closing, including reasonable attorneys' fees incurred by Purchaser in connection therewith and Purchaser shall have no liability for any such employees after Closing unless employed by Purchaser.
          D. Transaction Costs. With respect to the transaction provided for in this Agreement: (i) Seller and Purchaser shall be responsible for (a) the fees of their respective attorneys, (b) one-half of any investment costs incurred with respect to the Earnest Money, and (c) one-half of any escrow fees charged by the Escrowee or the Title Insurer, (ii) upon Closing, Seller shall pay for (a) the transfer tax on the deed, and (b) that portion of the premium for the Owner's Title Insurance Policy attributable to standard CLTA coverage, and (iii) Purchaser shall pay (a) upon Closing, for one-half the cost paid or incurred by Seller for the Survey, (b) upon Closing, the balance of the premium for the Owner's Title Insurance Policy (including the cost of all endorsements), and (c) all costs and expenses incurred by Purchaser in conducting its "due diligence" reviews, examinations and inspections.
          E. Possession. It shall be a condition precedent to the obligation of Purchaser to consummate the Closing that Purchaser shall, at Closing, be in full and complete possession of the Property, subject only to Permitted Exceptions. As of Closing, Seller shall relinquish to Purchaser its possession of the Property.
     6.   CASUALTY LOSS AND CONDEMNATION.
          If prior to Closing, the Property or any part thereof, shall be condemned, or destroyed or materially damaged (that is, damage or destruction which is in excess of $250,000.00, or which materially impedes access), Purchaser shall have the option either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to receive the condemnation proceeds or to settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing and thereafter, cooperate with Purchaser to execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and, except as set forth in Section 12(K), below, neither party shall have any further rights or obligations under this Agreement. If there is any other damage or destruction (that is, damage or destruction which is $250,000.00 or less and which does not materially impede access) to the Property or any part thereof, then Seller shall assign to Purchaser all insurance claims pertaining to such damage or destruction by executing and delivering to Purchaser at Closing and thereafter cooperate with Purchaser to deliver all required proofs of loss, assignments of claims and other similar items. If Purchaser takes and assignment of all insurance claims as provided for in this Section 6, Purchaser shall receive at Closing a credit against the Cash Balance in an amount equal to any deductible amounts applicable thereto.
     7.   REPRESENTATIONS AND WARRANTIES.
          A. Seller represents and warrants to Purchaser that the following are true, complete and correct as of the date of this
Agreement:
               (i) Seller is the sole owner of fee simple title to the Premises, subject to all matters of record. Seller has not entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in the Property or any part thereof, except for the Leases, this Agreement and any matters of record.
              (ii) Seller has not received written notice that it has not obtained or paid for any permits or certificates (including without limitation, permits and certificates for plumbing, electricity, heating, ventilation, air conditioning and occupancy) required under any Federal, State or local law, ordinance, rule or regulation or by any governmental or quasi-governmental agency, or that any such permit or certificate is not in good standing.
Seller has not received written notice that the Property does not have adequate drainage or does not contain at least the minimum number of parking spaces required under applicable law. Seller has received no written notice and has no actual knowledge of any "latent structural defect" in the Property (which, as used herein, means a material defect to the structural integrity of the Improvements which could not be discovered by a prudent buyer conducting a diligent inspection and review of the Property, including, without limitation, engaging reputable structural engineers to inspect the Improvements).
             (iii) The schedule of insurance policies furnished by Seller to Purchaser pursuant to Section 8(C) below contains a true and complete list of all insurance policies owned by or on behalf of Seller with respect to the Property or any part thereof. Such policies are in full force and effect. Seller is current on all premium payments thereunder and has satisfied all policy conditions precedent thereto. No written notice has been received by Seller from any insurer with respect to any defect or inadequacies of all or any part of the Property or the use or operation thereof which notice is still outstanding.
              (iv) Seller has no knowledge of and has received no written notice that there is any action, proceeding or investigation pending or threatened against Seller or the Property or any part thereof before any court or governmental department, commission, board, agency or instrumentality.
               (v) Seller has not received from any governmental authority written notice of any violation of any zoning, building, fire or health code or any other statute, ordinance rule of regulation applicable (or alleged to be applicable) to the Property or any part thereof.
              (vi) The Service Contracts comprise every contract or agreement, oral or written, which will be in effect as of Closing, other than the Leases and other matters of record, which affects the Property, to which Seller is a party, or by which, to Seller's actual knowledge, it is bound. Neither Seller nor, to Seller's actual knowledge, any other party is in default under the terms of any Service Contract. Except as otherwise noted on Exhibit D, each Service Contract is cancellable without payment of any premium or penalty upon not more than thirty (30) days notice.
             (vii)  Seller has no trademarks or tradenames
which are used by Seller with respect to the Property, and Seller has received no written notice that there is any claim pending or threatened against Seller with respect to any alleged infringement of any trademark or tradename owned by another
            (viii) Seller is duly organized, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Seller is a party or, to the actual knowledge of Seller, by which Seller is bound.
              (ix)  Seller has not received written notice:
                    (a) that the existing use or occupation of the Premises violates any applicable zoning laws; or
                    (b)  that there is any existing, proposed or
     contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would affect the Premises in any material way; or
                    (c)  that any laws, ordinances, rules and
     regulations of any government, or any agency, body or subdivision thereof, bearing on the maintenance, repair or operation of the Premises have not been complied with by Seller.
               (x) Seller has no actual knowledge of and has received no written notice that there is any default in respect of any of its material obligations or liabilities pertaining to the Property or any part thereof.
              (xi) Exhibit C describes all existing Leases. Each tenant under the Leases is in possession or has a right to possession of the premises demised thereunder. Each of the Leases is in effect and, to Seller's actual knowledge, except as disclosed on Exhibit C, has not been assigned, modified, amended or rescinded, and the rights of each lessee thereunder are as tenants only. Except as disclosed on Exhibit C, Seller has not consented to any sublease with respect to any of the Leases. No tenant under any Lease has any ownership interest in the Property or any part thereof, and none has any right or option to renew or extend the Lease term, to lease additional space within the Property, or to terminate its Lease, except as provided in its Lease or as described in Exhibit C. No commissions to any broker or leasing agent are due or will become due on account of any of the Leases or upon extension or renewal of the original term thereof, or upon the leasing of additional space in the Property, whether or not pursuant to an option or other rights contained in such Lease. Except as disclosed on attached Exhibit C, all obligations of the lessor or landlord under the Leases which are to be performed on or before the date of this Agreement (or, for the certificate to be delivered pursuant to Section 7(B) below, the Closing Date) and all tenant improvement work required with respect to the Leases to be completed by Seller have been performed and substantially completed at no cost or expense to Purchaser. To Seller's actual knowledge, no default exists or is claimed to exist on the part of the tenant under any of the Leases and no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default. To Seller's actual knowledge, no right or claim of set-off against rent exists or has been asserted by any tenant under the Leases. Exhibit C discloses all security and other deposits made by each of the tenants under the Leases, and no tenant is entitled to any rebate or concession applicable to the period after Closing which is not disclosed on Exhibit C. Seller has not received any advance payment of rent (other than for the current month) on account of any of the Leases except as shown in Exhibit C. There are no written or oral leases or tenancies affecting the Property which are binding upon the owner of the Property other than those listed in Exhibit C. To Seller's actual knowledge, no guarantor(s) of any Lease have been released or discharged from any obligation under or in connection with any Lease. All of the Leases are assignable by Seller as contemplated by this Agreement without the consent of any other party.
             (xii) To the actual knowledge of Seller, there are no unpaid taxes, fees or assessments of any kind or nature whatsoever that are presently due and payable with respect to the Property or any part thereof.
            (xiii) This Agreement is valid and enforceable against Seller in accordance with its terms and each instrument to be executed by Seller pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Seller in accordance with its terms.
             (xiv) The financial information about the Property which is attached to this Agreement as Exhibit I or identified therein has been prepared in good faith by or on behalf of Seller.
              (xv) Except as set forth in Exhibit J attached to this Agreement, Seller has no actual knowledge of and has received no written notice that: (a) there is any gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic waste or substance by any environmental law, ordinance, rule, or regulations of any governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Toxic Substance Control Act of 1976, as amended (15 U.S.C. Sections 2601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f - 300 j-11 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001 et seq.), and in the regulations adopted and publications promulgated pursuant thereto (collectively, "Hazardous Materials") on the Property, or (b) the Property has ever been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials.
             (xvi) Seller has received no written notice that there exists any fact or condition which would result in the termination or discontinuation of any utilities (including, without limitation, gas, electricity, telephone, water and sanitary and storm sewers) currently serving the Property or any part thereof, or that any connection, hook-up and tap fees have not been paid.
            (xvii) Seller owns and holds title to the Personal Property identified on Exhibit B attached to this Agreement free and clear of liens or encumbrances.
          B. At Closing, Seller shall execute and deliver to Purchaser a certificate pursuant to which Seller remakes and restates the representations and warranties provided for in Section 7(A) above as of the Closing, noting any changes thereto. Such certificate may disclose exceptions to such representations and warranties but such disclosure shall not relieve Seller for any liability under this Agreement by reason thereof. If, in the reasonable opinion of Purchaser, any such disclosure constitutes or could constitute a material adverse effect on the Property or the use thereof intended by Purchaser, then Purchaser shall have the right to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and, except as set forth in Section 12(K) below, neither party shall have any further rights or obligations under this Agreement. If this Agreement is not terminated as aforesaid, then Purchaser may proceed with the Closing without affecting its rights and remedies against Seller after Closing. As used in this Agreement, the "actual knowledge of Seller" means only the knowledge of each of the following individuals: Keith Harris, Chris Huber and Bo Parsons.
          C. Purchaser represents and warrants to and covenants with Purchaser that the following are true, complete and correct as of the date of this Agreement and shall be as of Closing:
               (i) Purchaser is duly organized, validly existing, in good standing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Purchaser will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Purchaser is a party or by which Purchaser is bound.
              (ii) This Agreement is valid and enforceable against Purchaser in accordance with its terms and each instrument to be executed by Purchaser pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Purchaser in accordance with its terms.
          D. At Closing, Purchaser shall execute and deliver to Seller a certificate pursuant to which Purchaser remakes and restates the representations and warranties provided for in Section 7(C) above as of the Closing.
          E. The representations and warranties set forth in Sections 7(A)(i), (ix-a) and (xii) or in the above Recitals shall not survive the Closing, but all of the other warranties and representations of Seller set forth in this Section 7 shall survive the execution and delivery of this Agreement, the Closing and delivery of all documents and any and all performances in accordance with this Agreement for a period of one (1) year (except that there shall be no time limitation on the representations and warranties of Seller set forth in Sections 7(A)(viii) and (xiii) above). The representations and warranties of Purchaser in Section 7(C) above shall also survive the Closing. The foregoing warranties and representations of Seller shall not be affected by any investigation or verification made by or on behalf of Purchaser prior to Closing; provided, however, that if Purchaser intentionally fails to disclose to Seller at or prior to Closing a matter within the actual knowledge of Purchaser which expressly constitutes a breach by Seller of a representation or warranty set forth in Section 7(A) above and Purchaser proceeds to consummate the Closing, then Purchaser shall have no recourse against Seller with respect to such breach after Closing. The "actual knowledge of Purchaser" means only the knowledge of David Schwartz and Jean Ubaudi.
          F.   [INTENTIONALLY OMITTED]
          G. Except as set forth in this Agreement: the sale of the Property to Purchaser pursuant hereto is and will be made on an "as is" basis, without representations and warranties of any kind or nature, including, but not limited to, any representation or warranty concerning the title to the Property, the physical condition of the Property (including, without limitation, the condition of the soil at the Property, the environmental condition of the Property (including, without limitation, the presence or absence of hazardous materials on or respecting the Property), the compliance of the Property with respect to applicable laws and regulations (including, without limitation, zoning and building codes or the status of development rights or potential respecting the Property) or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Purchaser acknowledges that, except as otherwise set forth in this Agreement, Purchaser will make its determinations respecting the Property and the transactions contemplated herein solely on the basis of its own physical, environmental and financial examinations. Notwithstanding the foregoing or any other provision of this Agreement, Purchaser does not waive, and specifically hereby expressly retains, all rights and causes of action it may have against Seller under any laws or regulations, or at common law, relating to protection of the environment.
     8.   SCHEDULES
          Within ten (10) days after the date of this Agreement, Seller shall furnish to Purchaser:
          A.   The list of Service Contracts provided for in
Section 1(F) above, together with true, correct and complete copies of each written Service Contract and a true, correct and complete summary of each oral Service Contract; and
          B. The itemization of the tangible Personal Property provided for in Section 1(D) above; and
          C. A schedule of all insurance policies owned by or on behalf of Seller with respect to the Property or any part thereof; and
          D. The schedule of all Leases provided for in Section 1(F) above, together with a true, correct and complete copy of each written Lease and a true, correct and complete summary of each oral Lease; and
          E. Copies of the most recent survey of and title policy or commitment for the Premises in the possession or control of Seller; and
          F. Copies of all environmental reports, soil tests, appraisals and police reports (within a 3 year period) in Seller's procession.
     9.   CONDITIONS PRECEDENT
          A. Purchaser. At the option of Purchaser, the obligations of Purchaser under this Agreement are contingent and conditional upon any one or more of the following, the failure of any of which shall, at the request of Purchaser and after the return to Purchaser of the Earnest Money, render this Agreement null and void, except as set forth in Section 12 (K) below:
               (i) Purchaser shall have through and including February 25, 1994 (the "Inspection Period") within which to inspect the Property. If for any reason whatsoever Purchaser determines in its sole and absolute discretion, that the Property is unsuitable for its purposes and notifies Seller of such decision during the Inspection Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and, except as set forth in Section 12(K) below, neither party shall have any further rights or obligations under this Agreement. Purchaser's failure to object during the Inspection Period shall be deemed a waiver by Purchaser of the condition contained in this
Section 9(A)(i). In addition, from the date of this Agreement through the end of the Inspection Period, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property to inspect, examine, survey, obtain engineering inspections, appraise, and otherwise do that which, in the opinion of Purchaser, is necessary to determine the boundaries, acreage and condition of the Property and to determine the suitability of the Property for the uses intended by Purchaser (including, without limitation, inspect, review and copy and all documents in the possession or control of Seller, its agents, contractors or employees, and which pertain to the construction, use, occupancy or operation of the Property or any part thereof). Also during such time period, Seller shall make all of Seller's books, files and records which constitute or, except for purely internal documents of Seller, relate to, the Property available for examination by Purchaser and Purchaser's agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as they may desire and who shall have the right to audit and have certified, thoroughly and completely, all income and expenses, profits and losses, and operational results of the Property for the three (3) calendar years prior to the date of Closing and for the current calendar year to date. All inspections undertaken by Purchaser pursuant to this Section 9(A)(i) shall be upon reasonable prior notice and at reasonable times, and Seller shall have the right to have a representative present during such inspections. Purchaser shall conduct, and shall cause all persons or entities acting on its behalf to conduct, its or their inspections, reviews or examinations in a manner so as not to unreasonably disturb the operations of, or any tenant at, the Improvements. Any examinations, reviews or inspections shall be subject to reasonable requirements of Seller with respect thereto (and in no event will Purchaser or any person or entity acting on its behalf contact any tenant at the Improvements without reasonable advance notice to Seller and allowing Seller an opportunity to have a representative participate in the contact, and Purchaser shall use reasonable discretion in any contacts with tenants and not unreasonably interfere with any tenants).
              (ii) Each and every representation and warranty of Seller is true, correct and complete as of Closing in all material respects.
             (iii) As of Closing, Seller shall have performed and satisfied (a) its obligations under Sections 1 and 5(B) (i) above, and (b) each and every other obligation, term and condition to be performed and satisfied by Seller under this Agreement in all material respects.
              (iv) During the Inspection Period (as such term is defined in Section 9(A)(i) above), Purchaser may, upon reasonable prior notice and at reasonable times, conduct such environmental studies of the Property as deemed necessary or appropriate by Purchaser, and, with the prior consent of Seller (such consent not to be unreasonably withheld), such studies may include a so-called Phase II environmental survey. Seller shall have the right to have a representative present during such studies. If for any reason whatsoever Purchaser determines, in its sole and absolute discretion, that the Property is unsuitable by reason of existing or potential environmental matters and notifies Seller of such decision during the Inspection Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and, except as set forth in Section 12(K) below, neither party shall have any further rights or obligations under this Agreement. Purchaser shall conduct, and shall cause all persons or entities acting on its behalf to conduct, its or their inspections, reviews or examinations in a manner so as not to unreasonably disturb the operations of, or any tenant at, the Improvements.
Any examinations, reviews or inspections shall be subject to reasonable requirements of Seller with respect thereto (and in no event will Purchaser or any person or entity acting on its behalf contact any tenant at the Improvements without reasonable advance notice to Seller and allowing Seller an opportunity to have a representative participate in the contact, and Purchaser shall use reasonable discretion in any contacts with tenants and not unreasonably interfere with any tenants). Copies of any environmental reports will be delivered to Seller who shall keep same confidential.
               (v) The conditions precedent provided for in Sections 4(A) and 5(E) above shall have been satisfied by Seller. In addition, the Title Insurer shall issue at Closing an Owner's Title Insurance Policy (or marked-up commitment therefore) insuring fee simple title to the Property in Purchaser (or Purchaser's designee, if applicable) in the amount of the Purchase Price subject only to Permitted Exceptions, and otherwise in form and condition required by this Agreement, and such Policy (the "Owner Title Policy") shall include an extended coverage endorsement over the so-called general or standard exceptions which are a part of the printed form of the policy, and such other endorsements as the Title Insurer agrees to give during the Inspection Period.
          B.   Seller.   At the option of Seller, the obligations
of Seller under this Agreement are contingent and conditional upon any one or more of the following, the failure of which shall, at the request of Seller and after the return to Purchaser of the Earnest Money, render this Agreement null and void, except as provided for in Section 12(K) below:
               (i) Each and every representation and warranty of Purchaser is true, correct and complete as of Closing in all material respects.
              (ii) As of Closing, Purchaser shall have performed and satisfied (a) its obligations under Section 5 (B) (ii) above, and (b) each and every other obligation, term and condition to be performed and satisfied by Purchaser under this Agreement in all material respects.
     10.  BROKERAGE
          Seller and Purchaser each represents and warrants to the other that, except for Seller's having retained Continental Bank, it has not employed, engaged or otherwise dealt with a broker, finder or the like in connection with the sale and purchase of the Property. At Closing, Purchaser shall pay to Continental Bank a commission of $332,000.00. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property pursuant to this Agreement, including, without limitation, attorneys fees incurred by the indemnified party in connection with such claims.
     11.  DEFAULTS AND REMEDIES
          A. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF SELLER FAILS TO PERFORM IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT PRIOR TO CLOSING AND PURCHASER DESIRES TO SEEK A REMEDY WITH RESPECT THERETO PRIOR TO CLOSING, THEN, AT PURCHASER'S OPTION, EITHER THE EARNEST MONEY SHALL BE RETURNED TO PURCHASER (AT WHICH TIME THIS AGREEMENT SHALL BE NULL AND VOID AND, EXCEPT AS SET FORTH IN SECTION 12(K) BELOW, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT), OR PURCHASER MAY SUE FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT PURCHASER MAY ALSO SUE FOR DAMAGES UP TO THE AMOUNT OF THE EARNEST MONEY IF THE FAILURE TO PERFORM CAUSES THE CLOSING NOT TO OCCUR AND IS A MATERIAL AND INTENTIONAL FAILURE BY SELLER WHICH IS CAPABLE OF BEING CURED PRIOR TO THE CLOSING (OR WITHIN SEVEN (7) DAYS AFTER THE SCHEDULED DATE FOR CLOSING) AND WHICH SELLER EITHER REFUSES TO CURE OR DOES NOT CURE TIMELY AS AFORESAID, AND IF THE NATURE OF THE DEFAULT IS SUCH THAT, EVEN IF SPECIFIC PERFORMANCE IS OBTAINABLE, PURCHASER WILL NOT HAVE REALIZED THE BENEFIT OF ITS BARGAIN IN ALL MATERIAL RESPECTS.
          B. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF PURCHASER FAILS TO CONSUMMATE THE CLOSING AS REQUIRED BY THIS AGREEMENT OR OTHERWISE FAILS TO PERFORM IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT IN ANY MATERIAL RESPECT PRIOR TO CLOSING AND SELLER DESIRES TO SEEK A REMEDY WITH RESPECT THERETO PRIOR TO CLOSING, THEN THE EARNEST MONEY SHALL BE FORFEITED TO SELLER AS LIQUIDATED DAMAGES (WHICH SHALL BE AT SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER), AT WHICH TIME THIS AGREEMENT SHALL BE NULL AND VOID AND, EXCEPT AS SET FORTH IN
SECTION 12(K) BELOW, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT. SELLER AND PURCHASER EACH ACKNOWLEDGES AND AGREES, AND BY ITS INITIALS AT THE END OF THIS
SECTION 11(B) CONFIRMS, THAT (1) THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO OCCUR DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES TO BE PAID TO SELLER IN LIEU OF ALL CLAIMS FOR DAMAGES AND CLAIMS TO SPECIFIC PERFORMANCE THAT SELLER MAY HAVE AGAINST PURCHASER.

SELLER:                       PURCHASER:

          C. If at any time either Seller or Purchaser fails to perform in accordance with the terms of this Agreement, and the other party desires to seek a remedy with respect thereto after Closing, then the other party shall have such rights and remedies as are available to it at law or in equity, subject, however, to the limitations expressly set forth in this Agreement.
          D. If, as of Closing, Seller or Purchaser is in breach of a representation or warranty or has failed to satisfy a covenant or agreement in this Agreement contained, then the other party may nonetheless proceed with the Closing without affecting its rights and remedies with respect thereto after Closing, subject, however, to the limitations expressly set forth in this Agreement.
     12.   MISCELLANEOUS
          A. No present or future partner in either Seller or Purchaser (or in any partner of any partner of either) shall have personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and Purchaser, and their respective successors and assigns, and without limitation, all other persons and entities, shall look solely to assets of Seller or Purchaser, as the case may be, for the payment of any claim or for any performance hereunder or with respect hereto. Notwithstanding anything to the contrary contained herein, in no event shall any individual person (as opposed to a corporate or partnership entity) which is a partner in either Purchaser or Seller or in any partnership which is, in turn, a partner in either Purchaser or Seller, have any personal liability, directly or indirectly, hereunder or in connection herewith.
          B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Seller. Purchaser may not assign or otherwise transfer all or any part of its interest under this Agreement, whether before or after Closing, except to an entity controlling, controlled by or under common control with Purchaser. As used in this Agreement, the term "Purchaser" shall be deemed to include any permitted assignee or other transferee of the initial Purchaser. Upon any such permitted transfer by a Purchaser, such Purchaser shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.
          C. This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the Property and shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the Property is hereby rendered null and void.
          D. With respect to any inspection, examination, review or study of the Property or any part thereof made by Purchaser as provided for in Sections 3(F), 9(A)(i) or 9(A)(iv) above, Purchaser shall indemnify, defend and hold Seller harmless from and against any and all loss, cost, expense, claims and liabilities asserted against or incurred by Seller for physical loss or damage to person or property which arises from Purchaser's activities as aforesaid.
          E. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.
          F.   All notices, requests, demands or other
communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by telecopy or other facsimile transmission (to be promptly followed by delivery by another method permitted by this Section 12(F)), or by overnight courier (such as Federal Express), addressed as follows:
               1.   If to Seller:

                         c/o JMB Realty Corporation
                         19th Floor
                         900 North Michigan Avenue
                         Chicago, Illinois  60611

                         Attention:  Keith Harris

                    With a copy to:

                         Pircher, Nichols & Meeks
                         1999 Avenue of the Stars
                         Los Angeles, California  90067

                         Attention:  Gary M. Laughlin

               2.   If to Purchaser:

                         Suite 600
                         Two North Riverside Plaza
                         Chicago, Illinois  60606

                         Attention:  David Schwartz

                    With a copy to:

                         Rosenberg & Liebentritt, P.C.
                         Suite 1600
                         Two North Riverside Plaza
                         Chicago, Illinois  60606

                         Attention:  Donald J. Liebentritt

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 12(F).
          G. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois.
          H. At Closing, Seller shall deliver to Purchaser its affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code. The purpose of this affidavit is to assure Purchaser that the withholding of taxes by Purchaser is not required by Section 1445 upon Seller's disposition of the Property, and such certification shall be in form prescribed by said Section or regulations promulgated pursuant thereto.
          I. Unless otherwise consented to in writing by Seller, and if the Closing does not occur, written information and documents received by Purchaser from Seller pursuant to this Agreement shall be held in confidence and not disclosed to third parties other than to consultants, agents and the like assisting Purchaser with the transaction contemplated by this Agreement and as required by law (who shall be required, in turn, to keep all such information confidential as herein provided.)
          J. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. Neither this Agreement nor any memorandum or short form hereof shall be recorded.
          K. Sections 10 and 12(D) above shall survive the termination of this Agreement, but the provisions of this Agreement shall continue to be applicable to events and circumstances occurring and liability accruing prior to the date of the termination in accordance with its terms.
          L. As used in this Agreement, "matters or record" means matters disclosed by those public records maintained by the Orange County Recorder and the Secretary of State of the State of California which are generally available to the public and are customarily searched by title companies to determine the status of title to real and personal property.
          M. As used in this Agreement, "security deposits" shall mean all refundable security deposits under the Leases as of the last day of the Inspection Period, plus all security deposits (whether or not refundable) thereafter collected by Seller and held by Seller as of Closing.
                              SELLER

                              VILLA SOLANA ASSOCIATES,
                              an Illinois general partnership

                              By:  Carlyle Real Estate Limited
                                   Partnership-XV,
                                   an Illinois limited partnership,
                                   General Partner

                                   By:  JMB Realty Corporation,
                                        an Illinois corporation,
                                        General Partner




                                   By:
                                        Title:

Date:     February     , 1994



                              PURCHASER

                              EQR-VILLA SOLANA VISTAS, INC., an
                              Illinois corporation



                              By:
                                   Title:

Date:     February      , 1994















                            EXHIBITS

               A -  Legal Description
               B -  Tangible Personal Property
               C -  Leases
               D -  Service Contracts
               E -  California Grant Deed
               F -  Bill of Sale
               G -  Assignment and Assumption of Leases
                    and Service Contracts
               H -  Assignment of General Intangibles
               I -  Financial Information
               J -  Environmental Disclosure